FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Third Quarter 2020 Financial Results

HANOVER, Md. - September 3, 2020 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal third quarter ended August 1, 2020.

Q3 Revenue: $976.7 million, increasing 1.7% year over year

Q3 Net Income per Share: $0.91 GAAP; $1.06 adjusted (non-GAAP), increasing 49% year over year

"We delivered outstanding financial results in the third quarter, reflecting our continued innovation, market leadership and strong competitive position in an uncertain macro environment,“ said Gary Smith, President and CEO, Ciena. “Although COVID-related market dynamics have resulted in an orders slowdown and are likely to adversely impact our revenue for a few quarters, we are confident in our ability to continue executing on our strategy and expanding our market leadership."

For the fiscal third quarter 2020, Ciena reported revenue of $976.7 million as compared to $960.6 million for the fiscal third quarter 2019.

Ciena's GAAP net income for the fiscal third quarter 2020 was $142.3 million, or $0.91 per diluted common share, which compares to a GAAP net income of $86.7 million, or $0.55 per diluted common share, for the fiscal third quarter 2019.

Ciena's adjusted (non-GAAP) net income for the fiscal third quarter 2020 was $166.4 million, or $1.06 per diluted common share, which compares to an adjusted (non-GAAP) net income of $112.3 million, or $0.71 per diluted common share, for the fiscal third quarter 2019.

Fiscal Third Quarter 2020 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q3	Q3
	FY 2020	FY 2019	Y-T-Y*
Revenue	$976.7	$960.6	1.7%
Gross margin	47.6%	44.2%	3.4%
Operating expense	$276.6	$299.1	(7.5)%
Operating margin	19.3%	13.0%	6.3%

	Non-GAAP Results
	Q3	Q3
	FY 2020	FY 2019	Y-T-Y*
Revenue	$976.7	$960.6	1.7%
Adj. gross margin	48.2%	44.7%	3.5%
Adj. operating expense	$251.2	$273.2	(8.1)%
Adj. operating margin	22.4%	16.2%	6.2%
Adj. EBITDA	$241.1	$178.0	35.4%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q3 FY 2020		Q3 FY 2019
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$722.5	74.0	$724.3	75.4
Packet Networking	79.8	8.1	71.8	7.5
Total Networking Platforms	802.3	82.1	796.1	82.9

Platform Software and Services	46.4	4.8	37.3	3.9

Blue Planet Automation Software and Services	11.3	1.1	10.5	1.1

Global Services
Maintenance Support and Training	69.1	7.1	65.9	6.9
Installation and Deployment	39.8	4.1	39.8	4.1
Consulting and Network Design	7.8	0.8	11.0	1.1
Total Global Services	116.7	12.0	116.7	12.1

Total	$976.7	100.0	$960.6	100.0

** Denotes % of total revenue
Additional Performance Metrics for Fiscal Third Quarter 2020

	Revenue by Geographic Region
	Q3 FY 2020		Q3 FY 2019
	Revenue	% **	Revenue	% **
Americas	$713.3	73.0	$656.3	68.3
Europe, Middle East and Africa	162.5	16.6	169.5	17.6
Asia Pacific	100.9	10.4	134.8	14.1
Total	$976.7	100.0	$960.6	100.0
** Denotes % of total revenue
•One 10%-plus customer represented a total of 12% of revenue
•Cash and investments totaled $1,164.2 million
•Cash flow from operations totaled $175.4 million

•Average days' sales outstanding (DSOs) were 75
•Accounts receivable balance was $715.2 million
•Unbilled contract asset balance was $97.4 million
•Inventories totaled $363.6 million, including:
◦Raw materials: $133.6 million
◦Work in process: $12.6 million
◦Finished goods: $215.3 million
◦Deferred cost of sales: $45.1 million
◦Reserve for excess and obsolescence: $(43.0) million
•Product inventory turns were 4.8
•Headcount totaled 6,934

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Third Quarter 2020 Results
Today, Thursday, September 3, 2020, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal third quarter 2020 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "We delivered outstanding financial results in the third quarter, reflecting our continued innovation, market leadership and strong competitive position in an uncertain macro environment. Although COVID-related market dynamics have resulted in an orders slowdown and are likely to adversely impact our revenue for a few quarters, we are confident in our ability to continue executing on our strategy and expanding our market leadership."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies, including the COVID-19 pandemic; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on December 20, 2019 and included in its Quarterly Report on Form 10-Q for the current quarter. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Nine Months Ended
	August 1,	August 3,	August 1,	August 3,
	2020	2019	2020	2019
Revenue:
Products	$819,022	$810,588	$2,246,129	$2,163,808
Services	157,690	150,018	457,548	440,336
Total revenue	976,712	960,606	2,703,677	2,604,144
Cost of goods sold:
Products	436,227	454,921	1,230,378	1,246,413
Services	75,804	81,333	224,757	235,361
Total cost of goods sold	512,031	536,254	1,455,135	1,481,774
Gross profit	464,681	424,352	1,248,542	1,122,370
Operating expenses:
Research and development	130,221	139,880	392,651	406,482
Selling and marketing	94,763	104,230	303,043	305,845
General and administrative	41,635	42,695	126,133	124,092
Amortization of intangible assets	5,840	5,529	17,532	16,586
Significant asset impairments and restructuring costs	6,515	5,355	14,798	11,696
Acquisition and integration costs (recoveries)	(2,329)	1,362	904	4,105
Total operating expenses	276,645	299,051	855,061	868,806
Income from operations	188,036	125,301	393,481	253,564
Interest and other income, net	232	1,050	1,213	5,059
Interest expense	(7,251)	(9,404)	(23,926)	(28,316)
Loss on extinguishment and modification of debt	—	—	(646)	—
Income before income taxes	181,017	116,947	370,122	230,307
Provision for income taxes	38,750	30,198	73,872	57,204
Net income	$142,267	$86,749	$296,250	$173,103

Net Income per Common Share
Basic net income per common share	$0.92	$0.56	$1.92	$1.11
Diluted net income per potential common share	$0.91	$0.55	$1.90	$1.10

Weighted average basic common shares outstanding	154,184	155,488	154,136	156,013
Weighted average dilutive potential common shares outstanding [1]	156,318	157,455	155,741	157,949

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2020 includes 2.1 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2020 includes 1.6 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the third quarter of fiscal 2019 includes 2.0 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2019 includes 1.9 million shares underlying certain stock option and stock unit awards.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	August 1, 2020	November 2, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,093,749	$904,045
Short-term investments	70,404	109,940
Accounts receivable, net	715,195	724,854
Inventories	363,600	345,049
Prepaid expenses and other	324,935	297,914
Total current assets	2,567,883	2,381,802
Long-term investments	—	10,014
Equipment, building, furniture and fixtures, net	266,996	286,884
Operating lease right-of-use assets	48,573	—
Goodwill	310,772	297,937
Other intangible assets, net	106,182	112,781
Deferred tax asset, net	655,320	714,942
Other long-term assets	99,462	88,986
Total assets	$4,055,188	$3,893,346
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$297,163	$344,819
Accrued liabilities and other short-term obligations	301,030	382,740
Deferred revenue	95,951	111,381
Operating lease liabilities	19,417	—
Current portion of long-term debt	6,930	7,000
Total current liabilities	720,491	845,940
Long-term deferred revenue	40,919	45,492
Other long-term obligations	134,914	148,747
Long-term operating lease liabilities	52,141	—
Long-term debt, net	677,856	680,406
Total liabilities	$1,626,321	$1,720,585
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 154,318,197 and 154,403,850 shares issued and outstanding	1,543	1,544
Additional paid-in capital	6,815,676	6,837,714
Accumulated other comprehensive loss	(40,189)	(22,084)
Accumulated deficit	(4,348,163)	(4,644,413)
Total stockholders’ equity	2,428,867	2,172,761
Total liabilities and stockholders’ equity	$4,055,188	$3,893,346

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Nine Months Ended
	August 1,	August 3,
	2020	2019
Cash flows provided by operating activities:
Net income	$296,250	$173,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	70,370	65,071
Share-based compensation costs	50,838	44,446
Amortization of intangible assets	29,035	26,610
Deferred taxes	57,636	35,949
Provision for inventory excess and obsolescence	20,176	18,833
Provision for warranty	19,172	15,933
Other	15,085	743
Changes in assets and liabilities:
Accounts receivable	(6,688)	(2,517)
Inventories	(39,568)	(115,427)
Prepaid expenses and other	(52,945)	(85,039)
Operating lease right-of-use assets	12,816	—
Accounts payable, accruals and other obligations	(131,647)	(9,005)
Deferred revenue	(19,039)	4,427
Short and long-term operating lease liabilities	(15,132)	—
Net cash provided by operating activities	306,359	173,127
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(61,333)	(49,063)
Purchase of available for sale securities	(39,859)	(127,601)
Proceeds from maturities of available for sale securities	90,000	120,000
Proceeds from sales of available for sale securities	—	98,263
Settlement of foreign currency forward contracts, net	3,067	(3,155)
Acquisition of business, net of cash acquired	(28,300)	—
Purchase of equity investment	—	(2,667)
Net cash provided by (used in) investing activities	(36,425)	35,777
Cash flows used in financing activities:
Payment of long term debt	(3,465)	(5,250)
Payment of debt issuance costs	(382)	—
Payment of finance lease obligations	(2,030)	(2,599)
Payment for debt conversion liability	—	(111,268)
Shares repurchased for tax withholdings on vesting of restricted stock units	(26,328)	(23,234)
Repurchases of common stock - repurchase program	(74,535)	(110,484)
Proceeds from issuance of common stock	27,986	22,895
Net cash used in financing activities	(78,754)	(229,940)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,526)	392
Net increase (decrease) in cash, cash equivalents and restricted cash	189,654	(20,644)
Cash, cash equivalents and restricted cash at beginning of period	904,161	745,434
Cash, cash equivalents and restricted cash at end of period	$1,093,815	$724,790
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$25,278	$29,921
Cash paid during the period for income taxes, net	$41,316	$21,573
Operating lease payments	$16,762	$—
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,200	$4,328
Repurchase of common stock in accrued liabilities from repurchase program	$—	$1,441
Conversion of debt conversion liability into 1,585,140 shares of common stock	$—	$52,944
Operating lease right-of-use assets subject to lease liability	$11,404	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended
	August 1,	August 3,
	2020	2019
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$464,681	$424,352
Share-based compensation-products	960	781
Share-based compensation-services	1,007	783
Amortization of intangible assets	3,834	3,303
Total adjustments related to gross profit	5,801	4,867
Adjusted (non-GAAP) gross profit	$470,482	$429,219
Adjusted (non-GAAP) gross profit percentage	48.2%	44.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$276,645	$299,051
Share-based compensation-research and development	4,286	3,560
Share-based compensation-sales and marketing	5,180	4,192
Share-based compensation-general and administrative	5,940	5,813
Amortization of intangible assets	5,840	5,529
Significant asset impairments and restructuring costs	6,515	5,355
Acquisition and integration costs (recoveries)	(2,329)	1,362
Total adjustments related to operating expense	25,432	25,811
Adjusted (non-GAAP) operating expense	$251,213	$273,240

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$188,036	$125,301
Total adjustments related to gross profit	5,801	4,867
Total adjustments related to operating expense	25,432	25,811
Total adjustments related to income from operations	31,233	30,678
Adjusted (non-GAAP) income from operations	$219,269	$155,979
Adjusted (non-GAAP) operating margin percentage	22.4%	16.2%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$142,267	$86,749
Exclude GAAP provision for income taxes	38,750	30,198
Income before income taxes	181,017	116,947
Total adjustments related to income from operations	31,233	30,678
Adjusted income before income taxes	212,250	147,625
Non-GAAP tax provision on adjusted income before income taxes	45,846	35,282
Adjusted (non-GAAP) net income	$166,404	$112,343

Weighted average basic common shares outstanding	154,184	155,488
Weighted average dilutive potential common shares outstanding [1]	156,318	157,455

Net Income per Common Share
GAAP diluted net income per common share	$0.91	$0.55
Adjusted (non-GAAP) diluted net income per common share	$1.06	$0.71

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2020 includes 2.1 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2020 includes 1.6 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the third quarter of fiscal 2019 includes 2.0 million shares underlying certain stock option and restricted stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first nine months of fiscal 2019 includes 1.9 million shares underlying certain stock option and stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended
	August 1,	August 3,
	2020	2019
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$142,267	$86,749
Add: Interest expense	7,251	9,404
Less: Interest and other income, net	232	1,050
Add: Provision for income taxes	38,750	30,198
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	21,989	22,076
Add: Amortization of intangible assets	9,674	8,832
EBITDA	$219,699	$156,209
Add: Share-based compensation cost	17,259	15,084
Add: Significant asset impairments and restructuring costs	6,515	5,355
Add: Acquisition and integration costs (recoveries)	(2,329)	1,362
Adjusted EBITDA	$241,144	$178,010

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.
•Acquisition and integration costs (recoveries) - consist of expenses for financial, legal and accounting advisors, severance and other employee-related costs associated with our acquisitions of DonRiver and Centina, including costs and recoveries of acquisition consideration associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 21.6% for the third fiscal quarter of 2020 and 23.9% for the third fiscal quarter of 2019. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.